Issuer Free Writing Prospectus

Filed pursuant to Rule 433(d)

Registration No. 333-236503-01

October 25, 2021

American Airlines, Inc. (“American”)

2021-1 Pass Through Trust

Pass Through Certificates, Series 2021-1

American is increasing the size of the 2021-1 EETC transaction in order to finance five additional Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from July 2022 to September 2022 (collectively, the “Additional Aircraft”). This free writing prospectus sets forth the corresponding material changes to American’s Preliminary Prospectus Supplement, dated October 25, 2021 (the “Supplement”), relating to the Class A Certificates referred to below, and should be read together with the Supplement and the accompanying Prospectus dated February 19, 2020. Cross-references contained herein refer to the Supplement unless otherwise stated. Capitalized terms used herein and not otherwise defined have the meaning given to them in the Supplement. This free writing prospectus sets forth the principal amortization schedules and the loan to value ratio tables for the Equipment Notes related to the Additional Aircraft. The information herein supersedes any inconsistent information set forth in the Supplement.

Aircraft to be Financed:	Twenty-six total Aircraft, consisting of (a) the twenty-one Airbus A321-253NX aircraft described in the Supplement, including the five Additional Aircraft described in Appendix III to the Supplement and (b) the five Embraer ERJ 175 LR aircraft described in the Supplement.

Aggregate Appraised Aircraft Value:	$1,410,967,740

Aggregate Face Amount of Class A Certificates:	$757,825,000

Securities:	American Airlines, Inc. Class A Pass Through Certificates, Series 2021-1A (“Class A Certificates”)

Face Amount:	$757,825,000

Initial LTV (cumulative) (1)(2):	53.5%

Highest LTV (cumulative) (2):	53.5%

(1)

These percentages are calculated assuming that each of the Aircraft listed under “—Equipment Notes and the Aircraft” below has been subjected to an Indenture and that the Class A Trust has purchased the related Equipment Notes for each such Aircraft as of January 11, 2023 (the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are scheduled currently to have been delivered) and that all principal scheduled to be paid on or prior to January 11, 2023 have been paid. In calculating these percentages, we have assumed the aggregate Assumed Aircraft Value of all such Aircraft is $1,410,967,740 as of such date. In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” in the Supplement declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes” in the Supplement and “Loan to Value Ratios” below. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

(2)	See “Loan to Value Ratios” below.

Equipment Notes and the Aircraft

The Class A Trust is expected to hold the Series A Equipment Notes issued for, and secured by:

(a)

twenty-one manufactured Airbus A321-253NX aircraft currently scheduled for delivery to American during the period from January 2022 to September 2022 (each such aircraft, including any aircraft substituted therefor prior to the delivery thereof in accordance with the applicable aircraft purchase agreement, a “New Delivery Aircraft”); and

(b)

five Embraer ERJ 175 LR aircraft delivered new to American between October 2020 to December 2020 (each, an “Owned Embraer Aircraft” and, the New Delivery Aircraft and the Owned Embraer Aircraft are each referred to as an “Aircraft”, and, collectively, the “Aircraft”).

Each Aircraft is, or will be, owned by American. Each New Delivery Aircraft will be operated by American. Each Owned Embraer Aircraft is operated by Envoy Air, Inc. (“Envoy”), an affiliated regional carrier that operates such Aircraft on behalf of American in regional operations, in each case pursuant to a lease that complies with, or will comply with, the terms and conditions of the applicable Indenture. See “Description of the Aircraft and the Appraisals” in the Supplement for a description of each Aircraft to be financed with the proceeds of this offering. Set forth below is certain information about the Series A Equipment Notes expected to be held in the Class A Trust and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American agrees to enter into a secured debt financing with respect to (i) each Owned Embraer Aircraft on or prior to January 11, 2022 and (ii) each New Delivery Aircraft on or prior to the Delivery Period Termination Date. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement and “Delivery Period Termination Date” below.

Each of the New Delivery Aircraft is currently scheduled to be delivered by Airbus S.A.S. to American during the period from January 2022 to September 2022 under the applicable aircraft purchase agreement. Pursuant to the Note Purchase Agreement, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (a) the delivery of such New Delivery Aircraft is delayed more than 30 days after the last day of its currently scheduled delivery month or (b) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Substitute Aircraft” in the Supplement.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Initial Principal Amount of Series A Equipment Notes	Appraised Value(2)	Latest Equipment Note Final Maturity Date
Airbus A321-253NX(3)	N444UW	10692	January 2022	$32,111,000	$60,370,000	July 11, 2034
Airbus A321-253NX(3)	N446AN	10770	January 2022	32,111,000	60,370,000	July 11, 2034
Airbus A321-253NX(3)	N445AA	10728	February 2022	32,137,000	60,420,000	July 11, 2034
Airbus A321-253NX(3)	N447AN	10705	February 2022	32,137,000	60,420,000	July 11, 2034
Airbus A321-253NX(3)	N448AN	10738	February 2022	32,137,000	60,420,000	July 11, 2034
Airbus A321-253NX(3)	N449AN	10747	March 2022	32,164,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N450AN	TBD	March 2022	32,164,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N451AN	TBD	March 2022	32,164,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N452AN	TBD	March 2022	32,164,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N454AL	TBD	March 2022	32,164,000	60,470,000	July 11, 2034
Airbus A321-253NX(3)	N453AA	10811	April 2022	32,681,000	60,520,000	July 11, 2034
Airbus A321-253NX(3)	N455AN	TBD	April 2022	32,681,000	60,520,000	July 11, 2034
Airbus A321-253NX(3)	N456AN	TBD	May 2022	32,708,000	60,570,000	July 11, 2034
Airbus A321-253NX(3)	N457AM	TBD	June 2022	32,735,000	60,620,000	July 11, 2034
Airbus A321-253NX(3)	N458AL	TBD	June 2022	32,735,000	60,620,000	July 11, 2034
Airbus A321-253NX(3)	N459AN	TBD	June 2022	32,735,000	60,620,000	July 11, 2034
Airbus A321-253NX(3)	N460AN	TBD	July 2022	33,154,000	60,670,000	July 11, 2034
Airbus A321-253NX(3)	N461AN	TBD	August 2022	33,176,000	60,710,000	July 11, 2034
Airbus A321-253NX(3)	N462AA	TBD	August 2022	33,176,000	60,710,000	July 11, 2034
Airbus A321-253NX(3)	N463AA	TBD	September 2022	33,203,000	60,760,000	July 11, 2034
Airbus A321-253NX(3)	N464AA	TBD	September 2022	33,203,000	60,760,000	July 11, 2034
Embraer ERJ 175 LR (4)	N293NN	17000844	October 2020	14,801,000	27,840,419	July 11, 2034
Embraer ERJ 175 LR (4)	N298FR	17000845	October 2020	14,773,000	27,787,709	July 11, 2034
Embraer ERJ 175 LR (4)	N299JJ	17000847	November 2020	14,842,000	27,916,119	July 11, 2034
Embraer ERJ 175 LR (4)	N300LK	17000848	November 2020	14,850,000	27,932,228	July 11, 2034
Embraer ERJ 175 LR (4)	N302RN	17000849	December 2020	14,919,000	28,061,265	July 11, 2034

Total				$757,825,000	$1,410,967,740

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (x) the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement. The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date.

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and mba Aviation (“mba,” and together with AISI and BK, the “Appraisers”)). The AISI appraisal is dated September 30, 2021, the BK appraisals are dated October 22, 2021 and the mba appraisal is dated October 22, 2021. The appraised values provided by AISI, BK and mba are presented as of October 1, 2021. In the case of each Owned Embraer Aircraft, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around such date, and in the case of each New Delivery Aircraft, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

(3)	This aircraft is approved for Extended Operations (“ETOPs”).
(4)	This aircraft is an Owned Embraer Aircraft.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for the Class A Certificates as of (i) January 11, 2023 (which is the first Regular Distribution Date that occurs after all Aircraft eligible to be financed pursuant to this offering are currently scheduled to have been delivered) and (ii) each Regular Distribution Date thereafter, assuming that each of the Aircraft has been subjected to an Indenture and that the Class A Trust has purchased the Series A Equipment Notes for each such Aircraft as of January 11, 2023 and that all principal scheduled to be paid on the Series A Equipment Notes on or prior to January 11, 2023 have been paid. The LTVs for any period prior to January 11, 2023 are not included, because during such period all of the Equipment Notes expected to be acquired by the Class A Trust with respect to each Aircraft eligible to be financed pursuant to this offering may not yet be issued and therefore are not included in the calculation. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security” in the Supplement. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance(2)	LTV(3)
		Class A Certificates	Class A Certificates
January 11, 2023	$1,378,515,440	$737,506,504.25	53.5%
July 11, 2023	1,357,286,191	717,188,008.50	52.8%
January 11, 2024	1,336,056,940	696,869,512.75	52.2%
July 11, 2024	1,314,827,690	676,551,017.00	51.5%
January 11, 2025	1,293,598,440	656,232,521.25	50.7%
July 11, 2025	1,272,369,190	635,914,025.50	50.0%
January 11, 2026	1,251,139,939	615,595,529.75	49.2%
July 11, 2026	1,229,910,690	595,277,034.00	48.4%
January 11, 2027	1,208,681,440	574,958,538.25	47.6%
July 11, 2027	1,187,452,189	554,640,042.50	46.7%
January 11, 2028	1,166,222,940	534,321,546.75	45.8%
July 11, 2028	1,144,993,689	514,003,051.00	44.9%
January 11, 2029	1,123,764,439	493,684,555.25	43.9%
July 11, 2029	1,102,535,188	473,366,059.50	42.9%
January 11, 2030	1,081,305,938	453,047,563.75	41.9%
July 11, 2030	1,060,076,688	432,729,068.00	40.8%
January 11, 2031	1,038,847,438	412,410,572.25	39.7%
July 11, 2031	1,017,618,188	392,092,076.50	38.5%
January 11, 2032	996,388,937	371,773,580.75	37.3%
July 11, 2032	975,159,689	351,455,085.00	36.0%
January 11, 2033	953,930,439	331,136,589.25	34.7%
July 11, 2033	932,701,188	310,818,093.50	33.3%
January 11, 2034	911,471,939	290,499,597.75	31.9%
July 11, 2034	890,242,688	—	0.0%

(1)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” in the Supplement declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes” in the Supplement. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

(2)

The “pool balance” for the Class A Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of the Class A Certificates that has not been distributed to the Class A Certificateholders.

(3)

We obtained the LTVs for the Class A Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of the Class A Certificates after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, (a) any Equipment Notes are redeemed or purchased, (b) a default in payment on any Equipment Notes occurs, (c) any Aircraft is not subjected to an Indenture and the related Equipment Notes are not acquired by the Class A Trust, (d) any Owned Embraer Aircraft is not financed on or before January 11, 2022, (e) any New Delivery Aircraft is subjected to an Indenture other than in the delivery month currently scheduled therefor as described under “Description of the Aircraft and the Appraisals” in the Supplement or (f) a Substitute Aircraft is financed in lieu of any New Delivery Aircraft to be financed pursuant to this offering.

Assumed Amortization Schedule and Resulting Pool Factors

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Series A Equipment Notes held in the Class A Trust and resulting Pool Factors with respect to the Class A Trust, assuming that (i) each Aircraft has been subjected to an Indenture on or prior to January 11, 2023 and (ii) all of the Series A Equipment Notes with respect to such Aircraft have been acquired by the Class A Trust by such date. The actual aggregate principal amortization schedule applicable to the Class A Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for the Class A Trust may be affected if, among other things, any Series A Equipment Notes held in the Class A Trust are redeemed or purchased, if a default in payment on any Series A Equipment Note occurs, or if any Aircraft is not subjected to an Indenture and the Series A Equipment Notes are not acquired by the Class A Trust.

	Class A
Date	Scheduled Principal Payments	Expected Pool Factor
Issuance Date	$0.00	1.0000000
January 11, 2023	20,318,495.75	0.9731884
July 11, 2023	20,318,495.75	0.9463768
January 11, 2024	20,318,495.75	0.9195652
July 11, 2024	20,318,495.75	0.8927536
January 11, 2025	20,318,495.75	0.8659420
July 11, 2025	20,318,495.75	0.8391304
January 11, 2026	20,318,495.75	0.8123188
July 11, 2026	20,318,495.75	0.7855073
January 11, 2027	20,318,495.75	0.7586957
July 11, 2027	20,318,495.75	0.7318841
January 11, 2028	20,318,495.75	0.7050725
July 11, 2028	20,318,495.75	0.6782609
January 11, 2029	20,318,495.75	0.6514493
July 11, 2029	20,318,495.75	0.6246377
January 11, 2030	20,318,495.75	0.5978261
July 11, 2030	20,318,495.75	0.5710145
January 11, 2031	20,318,495.75	0.5442029
July 11, 2031	20,318,495.75	0.5173913
January 11, 2032	20,318,495.75	0.4905797
July 11, 2032	20,318,495.75	0.4637681
January 11, 2033	20,318,495.75	0.4369565
July 11, 2033	20,318,495.75	0.4101449
January 11, 2034	20,318,495.75	0.3833334
July 11, 2034	290,499,597.75	0.0000000

Triggering Event

The definition of Triggering Event on page S-57 of the Supplement is revised as follows:

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million) or (iii) certain bankruptcy or insolvency events involving American. (Intercreditor Agreement, Section 1.01)

Delivery Period Termination Date

The definition of Triggering Event on page S-107 of the Supplement is revised as follows:

“Delivery Period Termination Date” means the earlier of:

(a) January 31, 2023 or, if the Equipment Notes relating to all of the New Delivery Aircraft have not been purchased by the applicable Trustee on or prior to January 31, 2023 due to any reason beyond the control of American and not occasioned by American’s fault or negligence, March 31, 2023 (provided that, if a labor strike occurs or continues at the manufacturer of any New Delivery Aircraft after the Issuance Date and on or prior to January 31, 2023, such date shall be extended by adding thereto the number of days that such labor strike continued in effect after the Issuance Date, but not more than 60 days) (such date or such extended date, the “Outside Termination Date”); and

(b) the date on which Equipment Notes issued with respect to all of the Aircraft have been purchased by the Trustees in accordance with the Note Purchase Agreement. (Note Purchase Agreement, Annex A)

Drawings

The aggregate amount available under the Liquidity Facility for the Class A Trust at January 11, 2023 (the first Regular Distribution Date that occurs after the currently scheduled delivery month of the last New Delivery Aircraft to be delivered to American, assuming that all Aircraft have been financed in accordance with the terms and conditions of the Note Purchase Agreement prior to such Regular Distribution Date and that all interest and principal due on or prior to such Regular Distribution Date have been paid) will be:

Trust	Available Amount
Class A	$

Liquidity Event of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes (provided that with respect to the period prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $550 million); or

•	an American Bankruptcy Event. (Liquidity Facilities, Section 1.01)

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and mba, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft. Under the Note Purchase Agreement, the following 26 aircraft are expected to be financed: (a) the twenty-one Airbus A321-253NX aircraft listed below and (b) the five Embraer ERJ 175 LR aircraft listed below.

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Appraiser’s Valuations
				AISI	BK	mba	Appraised Value(2)
Airbus A321-253NX(3)	N444UW	10692	January 2022	$59,190,000	$62,204,930	$60,370,000	$60,370,000
Airbus A321-253NX(3)	N446AN	10770	January 2022	59,190,000	62,204,930	60,370,000	60,370,000
Airbus A321-253NX(3)	N445AA	10728	February 2022	59,290,000	62,302,668	60,420,000	60,420,000
Airbus A321-253NX(3)	N447AN	10705	February 2022	59,290,000	62,302,668	60,420,000	60,420,000
Airbus A321-253NX(3)	N448AN	10738	February 2022	59,290,000	62,302,668	60,420,000	60,420,000
Airbus A321-253NX(3)	N449AN	10747	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N450AN	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N451AN	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000

Airbus A321-253NX(3)	N452AN	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N454AL	TBD	March 2022	59,390,000	62,400,406	60,470,000	60,470,000
Airbus A321-253NX(3)	N453AA	10811	April 2022	59,480,000	62,498,145	60,520,000	60,520,000
Airbus A321-253NX(3)	N455AN	TBD	April 2022	59,480,000	62,498,145	60,520,000	60,520,000
Airbus A321-253NX(3)	N456AN	TBD	May 2022	59,580,000	62,595,883	60,570,000	60,570,000
Airbus A321-253NX(3)	N457AM	TBD	June 2022	59,680,000	62,693,621	60,620,000	60,620,000
Airbus A321-253NX(3)	N458AL	TBD	June 2022	59,680,000	62,693,621	60,620,000	60,620,000
Airbus A321-253NX(3)	N459AN	TBD	June 2022	59,680,000	62,693,621	60,620,000	60,620,000
Airbus A321-253NX(3)	N460AN	TBD	July 2022	59,780,000	62,791,360	60,670,000	60,670,000
Airbus A321-253NX(3)	N461AN	TBD	August 2022	59,880,000	62,889,098	60,710,000	60,710,000
Airbus A321-253NX(3)	N462AA	TBD	August 2022	59,880,000	62,889,098	60,710,000	60,710,000
Airbus A321-253NX(3)	N463AA	TBD	September 2022	59,970,000	62,986,836	60,760,000	60,760,000
Airbus A321-253NX(3)	N464AA	TBD	September 2022	59,970,000	62,986,836	60,760,000	60,760,000
Embraer ERJ 175 LR(4)	N293NN	17000844	October 2020	26,090,000	28,601,258	28,830,000	27,840,419
Embraer ERJ 175 LR(4)	N298FR	17000845	October 2020	26,000,000	28,533,127	28,830,000	27,787,709
Embraer ERJ 175 LR(4)	N299JJ	17000847	November 2020	26,060,000	28,688,358	29,000,000	27,916,119
Embraer ERJ 175 LR(4)	N300LK	17000848	November 2020	26,090,000	28,706,683	29,000,000	27,932,228
Embraer ERJ 175 LR(4)	N302RN	17000849	December 2020	26,140,000	28,863,794	29,180,000	28,061,265

Total				$1,380,640,000	$1,456,929,378	$1,416,270,000	$1,410,967,740

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “—Deliveries of Aircraft” in the Supplement. The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (x) the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “—Substitute Aircraft.”

(2)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. In the case of each Owned Embraer Aircraft, such appraisals indicate the appraised base value of each Aircraft, adjusted to reflect the maintenance status of such Aircraft or otherwise take such maintenance status into account at or around such date, and in the case of each New Delivery Aircraft, such appraisals indicate the appraised base value projected as of the currently scheduled delivery month and year for such Aircraft at the time of the related appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement

(3)	This aircraft is an Owned Embraer Aircraft.
(4)	This aircraft is approved for ETOPS.

Summary of Appraised Values

Aircraft Type	Actual or Expected Registration Number(1)	Actual or Expected Manufacturer’s Serial Number(1)	Actual or Scheduled Month of Delivery(1)	Appraiser’s Valuations
				AISI	BK	mba
Airbus A321-253NX	N444UW	10692	January 2022	$59,190,000	$62,204,930	$60,370,000
Airbus A321-253NX	N446AN	10770	January 2022	59,190,000	62,204,930	60,370,000
Airbus A321-253NX	N445AA	10728	February 2022	59,290,000	62,302,668	60,420,000
Airbus A321-253NX	N447AN	10705	February 2022	59,290,000	62,302,668	60,420,000
Airbus A321-253NX	N448AN	10738	February 2022	59,290,000	62,302,668	60,420,000
Airbus A321-253NX	N449AN	10747	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N450AN	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N451AN	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N452AN	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N454AL	TBD	March 2022	59,390,000	62,400,406	60,470,000
Airbus A321-253NX	N453AA	10811	April 2022	59,480,000	62,498,145	60,520,000
Airbus A321-253NX	N455AN	TBD	April 2022	59,480,000	62,498,145	60,520,000
Airbus A321-253NX	N456AN	TBD	May 2022	59,580,000	62,595,883	60,570,000
Airbus A321-253NX	N457AM	TBD	June 2022	59,680,000	62,693,621	60,620,000
Airbus A321-253NX	N458AL	TBD	June 2022	59,680,000	62,693,621	60,620,000
Airbus A321-253NX	N459AN	TBD	June 2022	59,680,000	62,693,621	60,620,000
Airbus A321-253NX	N460AN	TBD	July 2022	59,780,000	62,791,360	60,670,000
Airbus A321-253NX	N461AN	TBD	August 2022	59,880,000	62,889,098	60,710,000
Airbus A321-253NX	N462AA	TBD	August 2022	59,880,000	62,889,098	60,710,000
Airbus A321-253NX	N463AA	TBD	September 2022	59,970,000	62,986,836	60,760,000
Airbus A321-253NX	N464AA	TBD	September 2022	59,970,000	62,986,836	60,760,000
Embraer ERJ 175 LR	N293NN	17000844	October 2020	26,090,000	28,601,258	28,830,000
Embraer ERJ 175 LR	N298FR	17000845	October 2020	26,000,000	28,533,127	28,830,000
Embraer ERJ 175 LR	N299JJ	17000847	November 2020	26,060,000	28,688,358	29,000,000
Embraer ERJ 175 LR	N300LK	17000848	November 2020	26,090,000	28,706,683	29,000,000
Embraer ERJ 175 LR	N302RN	17000849	December 2020	26,140,000	28,863,794	29,180,000

Total:				$1,380,640,000	$1,456,929,378	$1,416,270,000

(1)

The indicated registration number, manufacturer’s serial number and scheduled delivery month for each New Delivery Aircraft reflect our current expectations, although these may differ for the actual aircraft delivered under the applicable aircraft purchase agreement between American and Airbus S.A.S. and financed under this offering. The actual delivery date of any New Delivery Aircraft may differ from its currently scheduled delivery month and is subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement. In addition, American has certain rights to finance a Substitute Aircraft in lieu of any New Delivery Aircraft if (x) the delivery of such New Delivery Aircraft is delayed for more than 30 days after the last day of its currently scheduled delivery month or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any New Delivery Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type. See “Description of the Aircraft and the Appraisals—Deliveries of Aircraft” in the Supplement. The manufacturer’s serial number listed as “TBD” signifies that the manufacturer’s serial number for such Aircraft is not yet available as of the date hereof and is to be determined at a later date.

Principal Payments

Principal payments on the issued and outstanding Series A Equipment Notes are scheduled to be paid in specified amounts on January 11 and July 11 of each year, (i) commencing on January 11, 2023 and (ii) ending on July 11, 2034 (such ending date with respect to a series of Equipment Notes, the “Final Maturity Date” for such series of Equipment Notes). If Series B Equipment Notes are issued, principal payments on the issued and outstanding Series B Equipment Notes shall be scheduled to be paid in specified amounts as specified in the offering materials for such Class B Certificates. The original principal amount and principal amortization schedule for the Series A Equipment Notes issued with respect to each Aircraft (other than the Additional Aircraft) will be as set forth in the table for that Aircraft included in Appendix V to the Supplement and the original principal amount and principal amortization schedule for the Series A Equipment Notes issued with respect to each Additional Aircraft will be as set forth in the table below for that Additional Aircraft. For purposes of these tables, the Equipment Notes for each Additional Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Additional Aircraft will have not yet been financed and not yet even delivered to American on the Issuance Date. See “Description of the Certificates—Pool Factors” in the Supplement for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

A. Airbus A321-253NX

	N460AN
	Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,154,000.00
July 11, 2022	—	33,154,000.00
January 11, 2023	888,911.50	32,265,088.50
July 11, 2023	888,911.50	31,376,177.00
January 11, 2024	888,911.50	30,487,265.50
July 11, 2024	888,911.50	29,598,354.00
January 11, 2025	888,911.50	28,709,442.50
July 11, 2025	888,911.50	27,820,531.00
January 11, 2026	888,911.50	26,931,619.50
July 11, 2026	888,911.50	26,042,708.00
January 11, 2027	888,911.50	25,153,796.50
July 11, 2027	888,911.50	24,264,885.00
January 11, 2028	888,911.50	23,375,973.50
July 11, 2028	888,911.50	22,487,062.00
January 11, 2029	888,911.50	21,598,150.50
July 11, 2029	888,911.50	20,709,239.00
January 11, 2030	888,911.50	19,820,327.50
July 11, 2030	888,911.50	18,931,416.00
January 11, 2031	888,911.50	18,042,504.50
July 11, 2031	888,911.50	17,153,593.00
January 11, 2032	888,911.50	16,264,681.50
July 11, 2032	888,911.50	15,375,770.00
January 11, 2033	888,911.50	14,486,858.50
July 11, 2033	888,911.50	13,597,947.00
January 11, 2034	888,911.50	12,709,035.50
July 11, 2034	12,709,035.50	—

	N461AN
	Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,176,000.00
July 11, 2022	—	33,176,000.00
January 11, 2023	889,501.50	32,286,498.50
July 11, 2023	889,501.50	31,396,997.00
January 11, 2024	889,501.50	30,507,495.50
July 11, 2024	889,501.50	29,617,994.00
January 11, 2025	889,501.50	28,728,492.50
July 11, 2025	889,501.50	27,838,991.00
January 11, 2026	889,501.50	26,949,489.50
July 11, 2026	889,501.50	26,059,988.00
January 11, 2027	889,501.50	25,170,486.50
July 11, 2027	889,501.50	24,280,985.00
January 11, 2028	889,501.50	23,391,483.50
July 11, 2028	889,501.50	22,501,982.00
January 11, 2029	889,501.50	21,612,480.50
July 11, 2029	889,501.50	20,722,979.00
January 11, 2030	889,501.50	19,833,477.50
July 11, 2030	889,501.50	18,943,976.00
January 11, 2031	889,501.50	18,054,474.50
July 11, 2031	889,501.50	17,164,973.00
January 11, 2032	889,501.50	16,275,471.50
July 11, 2032	889,501.50	15,385,970.00
January 11, 2033	889,501.50	14,496,468.50
July 11, 2033	889,501.50	13,606,967.00
January 11, 2034	889,501.50	12,717,465.50
July 11, 2034	12,717,465.50	—

	N462AA
	Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,176,000.00
July 11, 2022	—	33,176,000.00
January 11, 2023	889,501.50	32,286,498.50
July 11, 2023	889,501.50	31,396,997.00
January 11, 2024	889,501.50	30,507,495.50
July 11, 2024	889,501.50	29,617,994.00
January 11, 2025	889,501.50	28,728,492.50
July 11, 2025	889,501.50	27,838,991.00
January 11, 2026	889,501.50	26,949,489.50
July 11, 2026	889,501.50	26,059,988.00
January 11, 2027	889,501.50	25,170,486.50
July 11, 2027	889,501.50	24,280,985.00
January 11, 2028	889,501.50	23,391,483.50
July 11, 2028	889,501.50	22,501,982.00
January 11, 2029	889,501.50	21,612,480.50
July 11, 2029	889,501.50	20,722,979.00
January 11, 2030	889,501.50	19,833,477.50
July 11, 2030	889,501.50	18,943,976.00
January 11, 2031	889,501.50	18,054,474.50
July 11, 2031	889,501.50	17,164,973.00
January 11, 2032	889,501.50	16,275,471.50
July 11, 2032	889,501.50	15,385,970.00
January 11, 2033	889,501.50	14,496,468.50
July 11, 2033	889,501.50	13,606,967.00
January 11, 2034	889,501.50	12,717,465.50
July 11, 2034	12,717,465.50	—

	N463AA
	Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,203,000.00
July 11, 2022	—	33,203,000.00
January 11, 2023	890,225.25	32,312,774.75
July 11, 2023	890,225.25	31,422,549.50
January 11, 2024	890,225.25	30,532,324.25
July 11, 2024	890,225.25	29,642,099.00
January 11, 2025	890,225.25	28,751,873.75
July 11, 2025	890,225.25	27,861,648.50
January 11, 2026	890,225.25	26,971,423.25
July 11, 2026	890,225.25	26,081,198.00
January 11, 2027	890,225.25	25,190,972.75
July 11, 2027	890,225.25	24,300,747.50
January 11, 2028	890,225.25	23,410,522.25
July 11, 2028	890,225.25	22,520,297.00
January 11, 2029	890,225.25	21,630,071.75
July 11, 2029	890,225.25	20,739,846.50
January 11, 2030	890,225.25	19,849,621.25
July 11, 2030	890,225.25	18,959,396.00
January 11, 2031	890,225.25	18,069,170.75
July 11, 2031	890,225.25	17,178,945.50
January 11, 2032	890,225.25	16,288,720.25
July 11, 2032	890,225.25	15,398,495.00
January 11, 2033	890,225.25	14,508,269.75
July 11, 2033	890,225.25	13,618,044.50
January 11, 2034	890,225.25	12,727,819.25
July 11, 2034	12,727,819.25	—

	N464AA
	Series A
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$33,203,000.00
July 11, 2022	—	33,203,000.00
January 11, 2023	890,225.25	32,312,774.75
July 11, 2023	890,225.25	31,422,549.50
January 11, 2024	890,225.25	30,532,324.25
July 11, 2024	890,225.25	29,642,099.00
January 11, 2025	890,225.25	28,751,873.75
July 11, 2025	890,225.25	27,861,648.50
January 11, 2026	890,225.25	26,971,423.25
July 11, 2026	890,225.25	26,081,198.00
January 11, 2027	890,225.25	25,190,972.75
July 11, 2027	890,225.25	24,300,747.50
January 11, 2028	890,225.25	23,410,522.25
July 11, 2028	890,225.25	22,520,297.00
January 11, 2029	890,225.25	21,630,071.75
July 11, 2029	890,225.25	20,739,846.50
January 11, 2030	890,225.25	19,849,621.25
July 11, 2030	890,225.25	18,959,396.00
January 11, 2031	890,225.25	18,069,170.75
July 11, 2031	890,225.25	17,178,945.50
January 11, 2032	890,225.25	16,288,720.25
July 11, 2032	890,225.25	15,398,495.00
January 11, 2033	890,225.25	14,508,269.75
July 11, 2033	890,225.25	13,618,044.50
January 11, 2034	890,225.25	12,727,819.25
July 11, 2034	12,727,819.25	—

Loan to Value Ratio Tables

The following tables set forth the projected loan to Aircraft value ratios for the Series A Equipment Notes issued in respect of each Additional Aircraft that may be financed pursuant to this offering (i) as of the Issuance Date, (ii) as of January 11, 2023 in the case of each Aircraft and (iii) as of each Regular Distribution Date thereafter. For purposes of these tables, (a) the Equipment Notes for each Additional Aircraft are assumed to be issued and outstanding as of the Issuance Date even though none of the Equipment Notes will have been issued on the Issuance Date since the Additional Aircraft have not yet been financed pursuant to this offering on the Issuance Date (and not yet even delivered to American on the Issuance Date), and (b) with respect to each Additional Aircraft, the LTVs for any Regular Distribution Date after the Issuance Date but prior to the Regular Distribution Date set forth in clause (ii) for such Additional Aircraft are not included as they are not meaningful since there are no scheduled principal payments during this period.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, giving effect to the payments scheduled to be made on each Regular Distribution Date, by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Additional Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes” in the Supplement.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Additional Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year. With respect to each Additional Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Additional Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Additional Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals” in the Supplement.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Class A Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable value of the Aircraft” in the Supplement.

A. Airbus A321-253NX

	N460AN
		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV
Issuance Date	$60,670,000	$33,154,000.00	54.6%
January 11, 2023	59,759,950	32,265,088.50	54.0%
July 11, 2023	58,849,900	31,376,177.00	53.3%
January 11, 2024	57,939,850	30,487,265.50	52.6%
July 11, 2024	57,029,800	29,598,354.00	51.9%
January 11, 2025	56,119,750	28,709,442.50	51.2%
July 11, 2025	55,209,700	27,820,531.00	50.4%
January 11, 2026	54,299,650	26,931,619.50	49.6%
July 11, 2026	53,389,600	26,042,708.00	48.8%
January 11, 2027	52,479,550	25,153,796.50	47.9%
July 11, 2027	51,569,500	24,264,885.00	47.1%
January 11, 2028	50,659,450	23,375,973.50	46.1%
July 11, 2028	49,749,400	22,487,062.00	45.2%
January 11, 2029	48,839,350	21,598,150.50	44.2%
July 11, 2029	47,929,300	20,709,239.00	43.2%
January 11, 2030	47,019,250	19,820,327.50	42.2%
July 11, 2030	46,109,200	18,931,416.00	41.1%
January 11, 2031	45,199,150	18,042,504.50	39.9%
July 11, 2031	44,289,100	17,153,593.00	38.7%
January 11, 2032	43,379,050	16,264,681.50	37.5%
July 11, 2032	42,469,000	15,375,770.00	36.2%
January 11, 2033	41,558,950	14,486,858.50	34.9%
July 11, 2033	40,648,900	13,597,947.00	33.5%
January 11, 2034	39,738,850	12,709,035.50	32.0%
July 11, 2034	—	—	0.0%

	N461AN
		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV
Issuance Date	$60,710,000	$33,176,000.00	54.6%
January 11, 2023	59,799,350	32,286,498.50	54.0%
July 11, 2023	58,888,700	31,396,997.00	53.3%
January 11, 2024	57,978,050	30,507,495.50	52.6%
July 11, 2024	57,067,400	29,617,994.00	51.9%
January 11, 2025	56,156,750	28,728,492.50	51.2%
July 11, 2025	55,246,100	27,838,991.00	50.4%
January 11, 2026	54,335,450	26,949,489.50	49.6%
July 11, 2026	53,424,800	26,059,988.00	48.8%
January 11, 2027	52,514,150	25,170,486.50	47.9%
July 11, 2027	51,603,500	24,280,985.00	47.1%
January 11, 2028	50,692,850	23,391,483.50	46.1%
July 11, 2028	49,782,200	22,501,982.00	45.2%
January 11, 2029	48,871,550	21,612,480.50	44.2%
July 11, 2029	47,960,900	20,722,979.00	43.2%
January 11, 2030	47,050,250	19,833,477.50	42.2%
July 11, 2030	46,139,600	18,943,976.00	41.1%
January 11, 2031	45,228,950	18,054,474.50	39.9%
July 11, 2031	44,318,300	17,164,973.00	38.7%
January 11, 2032	43,407,650	16,275,471.50	37.5%
July 11, 2032	42,497,000	15,385,970.00	36.2%
January 11, 2033	41,586,350	14,496,468.50	34.9%
July 11, 2033	40,675,700	13,606,967.00	33.5%
January 11, 2034	39,765,050	12,717,465.50	32.0%
July 11, 2034	—	—	0.0%

	N462AA
		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV
Issuance Date	$60,710,000	$33,176,000.00	54.6%
January 11, 2023	59,799,350	32,286,498.50	54.0%
July 11, 2023	58,888,700	31,396,997.00	53.3%
January 11, 2024	57,978,050	30,507,495.50	52.6%
July 11, 2024	57,067,400	29,617,994.00	51.9%
January 11, 2025	56,156,750	28,728,492.50	51.2%
July 11, 2025	55,246,100	27,838,991.00	50.4%
January 11, 2026	54,335,450	26,949,489.50	49.6%
July 11, 2026	53,424,800	26,059,988.00	48.8%
January 11, 2027	52,514,150	25,170,486.50	47.9%
July 11, 2027	51,603,500	24,280,985.00	47.1%
January 11, 2028	50,692,850	23,391,483.50	46.1%
July 11, 2028	49,782,200	22,501,982.00	45.2%
January 11, 2029	48,871,550	21,612,480.50	44.2%
July 11, 2029	47,960,900	20,722,979.00	43.2%
January 11, 2030	47,050,250	19,833,477.50	42.2%
July 11, 2030	46,139,600	18,943,976.00	41.1%
January 11, 2031	45,228,950	18,054,474.50	39.9%
July 11, 2031	44,318,300	17,164,973.00	38.7%
January 11, 2032	43,407,650	16,275,471.50	37.5%
July 11, 2032	42,497,000	15,385,970.00	36.2%
January 11, 2033	41,586,350	14,496,468.50	34.9%
July 11, 2033	40,675,700	13,606,967.00	33.5%
January 11, 2034	39,765,050	12,717,465.50	32.0%
July 11, 2034	—	—	0.0%

	N463AA
		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV
Issuance Date	$60,760,000	$33,203,000.00	54.6%
January 11, 2023	59,848,600	32,312,774.75	54.0%
July 11, 2023	58,937,200	31,422,549.50	53.3%
January 11, 2024	58,025,800	30,532,324.25	52.6%
July 11, 2024	57,114,400	29,642,099.00	51.9%
January 11, 2025	56,203,000	28,751,873.75	51.2%
July 11, 2025	55,291,600	27,861,648.50	50.4%
January 11, 2026	54,380,200	26,971,423.25	49.6%
July 11, 2026	53,468,800	26,081,198.00	48.8%
January 11, 2027	52,557,400	25,190,972.75	47.9%
July 11, 2027	51,646,000	24,300,747.50	47.1%
January 11, 2028	50,734,600	23,410,522.25	46.1%
July 11, 2028	49,823,200	22,520,297.00	45.2%
January 11, 2029	48,911,800	21,630,071.75	44.2%
July 11, 2029	48,000,400	20,739,846.50	43.2%
January 11, 2030	47,089,000	19,849,621.25	42.2%
July 11, 2030	46,177,600	18,959,396.00	41.1%
January 11, 2031	45,266,200	18,069,170.75	39.9%
July 11, 2031	44,354,800	17,178,945.50	38.7%
January 11, 2032	43,443,400	16,288,720.25	37.5%
July 11, 2032	42,532,000	15,398,495.00	36.2%
January 11, 2033	41,620,600	14,508,269.75	34.9%
July 11, 2033	40,709,200	13,618,044.50	33.5%
January 11, 2034	39,797,800	12,727,819.25	32.0%
July 11, 2034	—	—	0.0%

	N464AA
		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV
Issuance Date	$60,760,000	$33,203,000.00	54.6%
January 11, 2023	59,848,600	32,312,774.75	54.0%
July 11, 2023	58,937,200	31,422,549.50	53.3%
January 11, 2024	58,025,800	30,532,324.25	52.6%
July 11, 2024	57,114,400	29,642,099.00	51.9%
January 11, 2025	56,203,000	28,751,873.75	51.2%
July 11, 2025	55,291,600	27,861,648.50	50.4%
January 11, 2026	54,380,200	26,971,423.25	49.6%
July 11, 2026	53,468,800	26,081,198.00	48.8%
January 11, 2027	52,557,400	25,190,972.75	47.9%
July 11, 2027	51,646,000	24,300,747.50	47.1%
January 11, 2028	50,734,600	23,410,522.25	46.1%
July 11, 2028	49,823,200	22,520,297.00	45.2%
January 11, 2029	48,911,800	21,630,071.75	44.2%
July 11, 2029	48,000,400	20,739,846.50	43.2%
January 11, 2030	47,089,000	19,849,621.25	42.2%
July 11, 2030	46,177,600	18,959,396.00	41.1%
January 11, 2031	45,266,200	18,069,170.75	39.9%
July 11, 2031	44,354,800	17,178,945.50	38.7%
January 11, 2032	43,443,400	16,288,720.25	37.5%
July 11, 2032	42,532,000	15,398,495.00	36.2%
January 11, 2033	41,620,600	14,508,269.75	34.9%
July 11, 2033	40,709,200	13,618,044.50	33.5%
January 11, 2034	39,797,800	12,727,819.25	32.0%
July 11, 2034	—	—	0.0%

Additional Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc., Citigroup Global Markets Inc. or Goldman Sachs & Co. LLC toll-free at 1 (800) 503-4611, 1 (800) 945-0258 or 1 (201) 793-5170, respectively.